EXHIBIT 10.18

Media Sciences International, Inc.
Audit Committee Charter

One committee of the board of directors will be known as the audit committee. The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls management and the board of directors have established and all audit processes.

 Composition

1.	The audit committee shall consist of at least three independent directors. An independent director is free of any relationship that could influence his or her judgement as a committee member. An independent director may not be associated with a major vendor to, or a customer of, the company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should recuse himself for any decisions that might be influenced by that relationship.

2.	Each member of the audit committee is required to be financially literate, as determined by the company's board of directors in its business judgement, or must be financially literate within a reasonable period of time after his appointment to the audit committee.

3.	At least one member of the audit committee must have accounting or related financial management expertise, as determined by the company's board of directors in its business judgement.

 General responsibilities

1.	The audit committee provides open avenues of communication among the management, the independent auditors and the board of directors.

2.	The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3.	The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4.	The committee will meet at least two times each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5.	The committee will do whatever else the laws, the company's charter or bylaws or the board of directors require including compliance with rules and regulations of the American Stock Exchange, and the Sarbanes-Oxley Act.

 Responsibilities for engaging independent auditors

1.	The audit committee will select the independent auditors for company audits. The audit committee also will review and set any fees paid to the independent auditors and review and approve dismissal of the independent auditors.

2.	The audit committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the Controller and/or Chief Financial Officer.

3.	The audit committee will confirm and assure the independence of the independent auditors and the fees paid to them.

4.	The audit committee will consider, in consultation with the independent auditors, the annual audit scope and procedural plans made by the independent auditors.

5.	The audit committee and management will collaborate if either party believes there may be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

6.	In order to assure the timely and efficient performance of the audit, the audit committee will coordinate the efforts of management and the independent auditors.

 Responsibilities for reviewing the annual audit and the review of quarterly and annual financial statements

1.	The audit committee will ascertain that the independent auditors view the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

2.	The audit committee will question management, and the independent auditors, regarding significant risks and exposures and will assess management's steps to minimize them.

3.	The audit committee will review the following with the independent auditors and management:

a.	The adequacy of the company's internal controls, including computerized information system controls and security.

b.	Any significant findings and recommendations made by the independent auditor, together with management's responses to them.

4.	Shortly after the annual examination is completed, the audit committee will review the following with management and the independent auditors:

a.	The company's annual financial statements and related footnotes.

b.	The independent audit of and report on the financial statements.

c.	The auditors qualitative judgment about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Anything else regarding the audit procedures or findings that Generally Accepted Auditing Standards (GAAS) requires the auditors to discuss with the committee.

5.	The audit committee will consider and review with management any significant findings during the year and management's responses to them.

6.	The audit committee will review the annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

7.	The audit committee will review the interim financial reports with management, the independent auditors before those interim reports are released to the public or filed with the SEC or other regulators.

8.	The audit committee will prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

 Periodic responsibilities

1.	Review and update the committee's charter annually.

2.	Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent auditors.

3.	Review with the independent auditors, the results of their examination of compliance with the company's code of conduct.

4.	Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.